UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On October 31, 2013, Chatham Lodging Trust (the "Company") completed the previously announced acquisition of the 231-room Residence Inn by Marriott® Seattle Bellevue/Downtown Hotel in Bellevue, Washington (the "Bellevue Hotel") for a total cash purchase price of $73.2 million, less $1.4 million for a credit related to reserves, plus customary pro-rated amounts and closing costs, from MG-Bellevue, LLC. The Bellevue Hotel will be managed by Island Hospitality Management ("IHM"), which is 90% owned by Jeffrey H. Fisher, the Company's Chairman, President and Chief Executive Officer, pursuant to a management agreement between the Company's taxable real estate investment trust subsidiary and IHM.
The management agreement with IHM for the Bellevue Hotel provides for base management fees equal to 3% of the hotel's gross room revenue, a revenue management fee equal to $1,000 per month and an accounting fee equal to $1,200 per month. The initial term of the management agreement is for five years, which will renew automatically for two successive five-year terms unless terminated by the TRS or IHM by written notice to the other party no later than 90 days prior to the term's expiration. The management agreement may be terminated for cause, including failure of the Bellevue Hotel's operating performance to meet specified levels, or upon the sale of the hotel.
The Company funded the acquisition of the Bellevue Hotel with available cash and with borrowings under the Company's senior secured revolving credit facility.
Item 7.01 Regulation FD Disclosure.
On October 31, 2013, the Company issued a press release announcing that it has acquired the Bellevue Hotel. A copy of such press release is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

The report, financial statements and notes listed below related to the Bellevue Hotel, which were included in the Company’s Current Report on Form 8-K filed on September 24, 2013, are incorporated herein by reference.

Residence Inn by Marriott Seattle/Bellevue Downtown Hotel
MG-Bellevue, LLC and MGB Hotel, LLC

Unaudited Combined Balance Sheets as of June 30, 2013 and December 31, 2012
Unaudited Combined Statements of Operations for the six-month periods ended June 30, 2013 and 2012
Unaudited Combined Statements of Member's Equity for the six-month period ended June 30, 2013
Unaudited Combined Statements of Cash Flows for the six-month periods ended June 30, 2013 and 2012
Unaudited Combined Notes to Financial Statements

Independent Auditor's Report dated September 24, 2013
Combined Balance Sheets as of December 31, 2012 and 2011
Combined Statements of Operations for the years ended December 31, 2012 and 2011
Combined Statements of Member's Equity for the years ended December 31, 2012 and 2011
Combined Statements of Cash Flows for for the years ended December 31, 2012 and 2011
Combined Notes to Financial Statements

(b) Pro Forma Financial Information.

The pro forma financial information of the Company listed below, which was included in the Company's Current Report on Form 8-K filed on September 24, 2013, is incorporated herein by reference.

Chatham Lodging Trust
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012

(d) Exhibits
99.1 Press Release dated October 31, 2013.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

November 1, 2013	By:	/s/ Dennis M. Craven

Name: Dennis M. Craven
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 31, 2013 (furnished pursuant to Item 7.01)